EXHIBIT 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE: Feb. 3, 2010
DIEBOLD REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Earnings overview presentation available at www.diebold.com/DBD4Q09.pdf
•	Fourth quarter earnings of $0.12 per share, or $0.29 per share on non-GAAP basis

•	Continued improvement in working capital; net debt reduced by $191 million from prior year

•	Orders up significantly across most geographies

•	North America market remains challenging; company restructuring North America operations and corporate functions; to eliminate approximately 350 jobs by mid-February

•	4Q and full-year tax rate higher than expected; impacted by approximately $9 million, or $0.13 per share in estimated tax provision adjustments related to prior years
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported fourth quarter 2009 income from continuing operations attributable to Diebold, net of tax, of $7.9 million, or $0.12 per share. These amounts are down 55% and 54%, respectively, from the fourth quarter 2008. Fourth quarter 2009 revenue was $724.9 million, down 8% from fourth quarter 2008.
Full-year 2009 income from continuing operations attributable to Diebold, net of tax, was $73.1 million, or $1.09 per share, both down 32% and 33% respectively from 2008. Full-year 2009 revenue was $2,718.3 million, down 12% from 2008.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, in the fourth quarter 2009 were $0.29, down 33% from fourth quarter 2008. Full-year 2009 non-GAAP earnings per share* were $1.65, down 39% from the same period in 2008.
Business Review
Management commentary
“We delivered solid operational results during the fourth quarter, despite a number of challenges the financial industry continues to face,” said Thomas W. Swidarski, Diebold president and chief executive officer. “In addition to growth in orders and full-year cash flow, we generated improved service margins during the quarter — representing our 10th consecutive quarter of year-over-year improved service gross margin.”
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*   See accompanying notes for non-GAAP measures

PAGE 2/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
Swidarski continued, “While I am encouraged by the strong fourth quarter order growth we generated across most geographies, our business related to bank branch construction in North America remains especially challenging and will likely not return to historical norms in the near future. To improve our ability to invest in key growth initiatives, we are realigning our organization and resources to better support our opportunities in the emerging growth markets. Unfortunately, these changes will result in the elimination of approximately 350 full-time jobs from our North America operations and corporate functions. These reductions will be largely completed by mid-February. As always, these are extremely difficult decisions, but necessary to ensure we’re in a position of strength in our industry.”
Swidarski concluded, “Despite these actions, we will continue to accelerate our investment in developing new solutions and growing our infrastructure in the emerging growth markets as well as in the services business globally. At the same time, North America remains our key market, especially as customers begin planning deposit automation deployment and investing in services that allow them to focus more on their core business. We will maintain our strong leadership position by leveraging our unmatched services capability to deliver higher value solutions in these areas to our customer base.”
Bradley C. Richardson, Diebold executive vice president and chief financial officer, said, “Since joining Diebold in November, our associates have made my transition into the company seamless, which has enabled me to make an immediate impact to several facets of the business. In terms of our fourth quarter performance, I’m pleased with the progress we continued to make on improving our working capital, which has resulted in exceptional year-to-date free cash flow and a significant reduction in net debt. Working capital will continue to be a key point of emphasis for us moving forward, as improvements in this area enhance our ability to invest in future growth opportunities as well as returning cash to shareholders in the form of dividends and modest share repurchases.”
Fourth Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were up more than 20% compared with the prior-year period. Global financial self-service orders increased more than 40% compared with the fourth quarter 2008, and increased nearly 40% sequentially from the third quarter, which positions the company well for the second half of 2010. Orders in Asia Pacific increased more than 50%. In the Americas, financial self-service orders also increased more than 50% with a double digit decline in North America more than offset by significant increases in Brazil and Latin America. Orders in Europe, Middle East and Africa (EMEA) increased more than 20% Security orders decreased in the low double digit range, but slightly increased sequentially from the third quarter. This is the second consecutive quarter that security orders have increased sequentially demonstrating that the business continues to stabilize.
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*   See accompanying notes for non-GAAP measures

PAGE 3/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
Profit/Loss
Profit/loss summary — 4th quarter comparison (Dollars in millions)

		Q4 2009							Q4 2008
	Gross	% of			% of			Gross	% of			% of
Rev	Profit	Sales	OPEX	OP	Sales		Rev	Profit	Sales	OPEX	OP	Sales
— —

$724.9	$176.6	24.4%	$148.2	$28.3	3.9%	GAAP Results	$791.1	$193.6	24.5%	$144.0	$49.7	6.3%

	5.8		(9.2)	15.0		Restructuring		5.4		(6.7)	12.1
	—		(0.1)	0.1		Non-rout. Exp		—		(3.3)	3.3
	—		—	—		Non-rout. Inc		—		—	—
	—		(2.5)	2.5		Impairment		—		—	—

$724.9	$182.3	25.2%	$136.4	$46.0	6.3%	Non-GAAP Results	$791.1	$199.0	25.2%	$134.0	$65.1	8.2%

Profit/loss summary — full-year comparison (Dollars in millions)

		FY 2009							FY 2008
	Gross	% of			% of			Gross	% of			% of
Rev	Profit	Sales	OPEX	OP	Sales		Rev	Profit	Sales	OPEX	OP	Sales
— —

$2,718.3	$650.0	23.9%	$499.4	$150.6	5.5%	GAAP Results	$3,081.8	$774.9	25.1%	$592.0	$182.9	5.9%

	12.8		(12.4)	25.2		Restructuring		25.6		(15.4)	40.9
	—		(1.5)	1.5		Non-rout. Exp		—		(45.1)	45.1
	—		11.3	(11.3)		Non-rout. Inc		—		—	—
	—		(2.5)	2.5		Impairment		—		(4.4)	4.4

$2,718.3	$662.8	24.4%	$494.4	$168.4	6.2%	Non-GAAP Results	$3,081.8	$800.5	26.0%	$527.1	$273.4	8.9%

The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Revenue
Total revenue for the fourth quarter 2009 was down 8%, including a net positive currency impact of 6%. Full-year 2009 revenue was down 12%, including a net negative currency impact of 2%.
Gross Margin
Total gross margin for the fourth quarter 2009 was 24.4%, essentially flat from the fourth quarter of 2008. Full-year 2009 gross margin was 23.9%, a decrease of 1.2 percentage points from the same period of 2008.
Operating Expense
Total operating expense as a percentage of revenue for the fourth quarter 2009 was 20,4%, an increase of 2.2 percentage points from the fourth quarter of 2008.
Total operating expense as a percentage of revenue for full-year 2009 was 18.4%, a decrease of 0.8 percentage points from the same period of 2008.
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*   See accompanying notes for non-GAAP measures

PAGE 4/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
Impairment items
A pre-tax $2.5 million, or $0.02 per share non-cash impairment charge was recorded during the 2009 fourth quarter related to the write off of an intangible asset associated with the discontinuation of the brand name “Firstline Inc.” In the first quarter of 2008, the company incurred a pre-tax impairment charge of $4.4 million, or $0.05 per share, related to the write down of intangible assets from the 2004 acquisition of TFE Technology.
Operating Profit
Operating profit was 3.9% of net sales in the fourth quarter 2009, a decrease of 2.4 percentage points from the fourth quarter 2008.
Full-year 2009 operating profit was 5.5% of revenue, a decrease of 0.4 percentage points from the comparable period of 2008.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $7.9 million or 1.1% of revenue in the fourth quarter 2009, a decrease of 55%, or 1.1 percentage points from the fourth quarter 2008. Included in the 2009 results are after-tax restructuring charges of $9.8 million and after-tax, non-routine and impairment charges of $1.7 million. Income from continuing operations in the fourth quarter of 2008 included after-tax restructuring charges of $8.6 million, and after-tax, non-routine charges of $2.4 million.
Full-year 2009 income from continuing operations, net of tax, was $73.1 million, or 2.7% of revenue, and $107.8 million, or 3.5% of revenue, in the comparable period of 2008. Full-year 2009 income from continuing operations, net of tax, includes the $25 million reserve related to the agreement in principle with the staff of the SEC, $8.2 million in expense recovery and reimbursement from the company’s D&O insurance carriers, as well as after-tax restructuring charges of $17.4 million and $2.7 million in non-routine and impairment charges. Full-year 2008 income from continuing operations, net of tax, included $32.9 million in after-tax restructuring charges, and after-tax, non-routine and impairment charges of $39.2 million.
Taxes on Income from continuing operations attributable to Diebold
Fourth quarter taxes on income from continuing operations attributable to Diebold were $22.7 million, resulting in a higher-than-expected fourth quarter tax rate of 74%, and a full-year tax rate of 37%. The fourth quarter taxes included approximately $9 million in estimated tax provision adjustments related to prior-year periods. In addition, results also included additional deferred tax asset valuation allowance of approximately $6 million related to one of our legal entities in Brazil.
Due to the complex nature of the tax adjustments reflected in its fourth quarter results, the company has not had adequate time to finalize the tax adjustments described above. Accordingly, the amounts included above are estimates and subject to change upon completion of the company’s financial statements prior to filing the 2009 annual report on form 10-K.
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*   See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $62.9 million at December 31, 2009, a reduction of $191.3 million from December 31, 2008. The company’s net debt to capital ratio was 6% at December 31, 2009 and 21% at December 31, 2008. For the full-year of 2009, net cash provided by operating activities was $300.9 million at December 31, 2009, an increase of $16.2 million from December 31, 2008. Free cash flow* in the fourth quarter 2009 was $162.3 million, a decrease of $35.3 million from the fourth quarter 2008. For the full-year of 2009, free cash flow* was $256.6 million, an increase of $29.8 million from the full-year of 2008.
Restructuring charges and discontinued operations
The company incurred restructuring charges of $9.8 million, or $0.15 per share, in the fourth quarter of 2009. These charges were largely related to severance costs from the previously mentioned reorganization of the company’s North America and corporate functions. As part of this effort, Diebold has realigned its leadership and organizational structure to better position the company to execute on profitable growth opportunities globally. A number of leadership changes associated with this restructuring have been previously announced.
Full-year 2009 restructuring charges were $17.4 million, or $0.27 per share.
All results from operations reported today, including prior periods, reflect Premier Election Solutions as a discontinued operation. As previously disclosed, in September, the company sold its U.S.-based elections systems business. Likewise the company closed its EMEA-based enterprise security operations during the fourth quarter 2008. As a result, the company recorded a fourth quarter 2009 loss from discontinued operations of ($1.9) million net of tax and a tax benefit on the sale of the U.S.-based elections systems business of $10.7 million net of tax. This compares to a loss from discontinued operations of ($16.3) million, net of tax, in the fourth quarter 2008. Losses from discontinued operations for the full-year, net of tax were ($10.7) million and ($19.2) million in 2009 and 2008, respectively. For the full-year 2009, the company has also recorded a loss on the sale of the U.S.-based elections systems business of ($20.8) million net of tax.
Full-year 2010 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future acquisitions, disposals or other business combinations.
Expectations for continuing operations for the full year 2010 include:
•	Revenue

Current Guidance
Total revenue	4% to 9%
Financial self-service	2% to 6%
Security	-1%to-6%
Brazilian Election systems / lottery	$105 million to $115 million
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*   See accompanying notes for non-GAAP measures.

PAGE 6/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
•	Earnings per share

Current Guidance
2010 EPS (GAAP)	$1.87 -$2.10
Restructuring charges	.03 - .05
2010 EPS (non-GAAP*)	$1.90 - $2.15
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands)

				FY	FY
	Q4 2009	Q4 2008	% Change	12/31/2009	12/31/2008	% Change
Financial Self-Service
Products	$263,255	$314,388	-16%	$985,275	$1,127,120	-13%
Services	285,600	268,717	6%	1,083,875	1,113,450	-3%

Total Fin. self-service	548,855	583,105	-6%	2,069,150	2,240,570	-8%

Security solutions
Products	70,516	91,603	-23%	247,518	319,493	-23%
Services	103,990	116,041	-10%	396,071	455,909	-13%

Total Security	174,506	207,644	-16%	643,589	775,402	-17%

Total Fin. self-service & security	723,361	790,749	-9%	2,712,739	3,015,972	-10%

Brazil election systems
Products	—	19	-100%	—	60,935	-100%
Services	—	118	-100%	—	623	-100%

Total Brazil election systems	—	137	-100%	—	61,558	-100%

Brazil lottery systems	1,562	261	498%	5,553	4,308	29%

Total Revenue	$724,923	$791,147	-8%	$2,718,292	$3,081,838	-12%

Revenue Summary by Geographic Segment

				FY	FY
	Q4 2009	Q4 2008	% Change	12/31/2009	12/31/2008	% Change

The Americas	$503,753	$575,258	-12%	$1,985,010	$2,211,346	-10%
Asia Pacific	106,357	83,635	27%	387,119	400,558	-3%
Europe, Middle East, Africa	114,813	132,254	-13%	346,163	469,934	-26%

Total Revenue	$724,923	$791,147	-8%	$2,718,292	$3,081,838	-12%

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*   See accompanying notes for non-GAAP measures.

PAGE 7/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2009	Q4 2008	FY 12/31/09	FY 12/31/08
Total EPS from continuing operations (GAAP measure)	$0.12	$0.26	$1.09	$1.62
Restructuring charges	0.15	0.13	0.27	0.50
Non-routine expenses	—	0.04	0.39	0.54
Non-routine income	—	—	(0.12)	—
Impairment	0.02	—	0.02	0.05
Total EPS (non-GAAP measure)	$0.29	$0.43	$1.65	$2.71
Prior-year tax adjustments	$0.13		$0.13
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance. The non-GAAP EPS does not include the impact of the prior year tax adjustments.

2.	Free cash flow is calculated as follows:

	Q4 2009	Q4 2008	YTD 12/31/09	YTD 12/31/08
Net cash provided by operating activities (GAAP measure)	$178,129	$222,845	$300,852	$284,691
Capital expenditures	(15,873)	(25,295)	(44,287)	(57,932)
Free cash flow (non-GAAP measure)	$162,256	$197,550	$256,565	$226,759
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. (Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities,)is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net (debt) is calculated as follows:

	12/31/2009	12/31/2008	9/30/2009
Cash, cash equivalents and short-term investments (GAAP measure)	$505,868	$362,823	$385,022
Less Industrial development revenue bonds	(11,900)	(11,900)	(11,900)
Less Notes payable	(556,915)	(605,184)	(581,458)
Net (debt) (non-GAAP measure)	$(62,947)	$(254,261)	$(208,336)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.
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PAGE 8/ DIEBOLD REPORTS 2009 FOURTH QUARTER FINANCIAL RESULTS
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the tax adjustments noted in this press release, the company’s share of new and existing markets, the company’s short-and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	ability to reach definitive agreements with the SEC and DOJ regarding their respective investigations;

•	finalization of the tax adjustments noted in this press release;

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the continuing effects of the recent economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the restructuring of the company’s North America operations and corporate functions, and the closure of both the company’s Newark, Ohio facility and its EMEA-based enterprise security operations;

•	unanticipated litigation, claims or assessments;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions;

•	the company’s ability to successfully defend challenges raised to the sale of U.S. elections business; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com, or visit www.diebold.com/150 to learn more about Diebold’s 150-year history.
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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Net Sales
Product	$335,333	$406,271	$1,238,346	$1,511,856
Service	389,590	384,876	1,479,946	1,569,982

Total	724,923	791,147	2,718,292	3,081,838
Cost of goods
Product	254,951	301,259	944,090	1,098,633
Service	293,418	296,248	1,124,202	1,208,328

Total	548,369	597,507	2,068,292	2,306,961
Gross Profit	176,554	193,640	650,000	774,877
Percent of net sales	24.4%	24.5%	23.9%	25.1%
Operating expenses
Selling, general and administrative	123,893	124,444	424,882	514,557
Research, development and engineering	21,823	19,506	72,026	73,034
Impairment of assets	2,500	—	2,500	4,376

Total	148,216	143,950	499,408	591,967
Percent of net sales	20.4%	18.2%	18.4%	19.2%
Operating profit	28,338	49,690	150,592	182,910
Percent of net sales	3.9%	6.3%	5.5%	5.9%
Other income/(expense), net	5,165	(15,046)	(26,785)	(26,593)

Income from continuing operations before taxes	33,503	34,644	123,807	156,317
Taxes on income	(23,520)	(15,565)	(44,477)	(41,496)

Income from continuing operations	9,983	19,079	79,330	114,821
Loss from discontinued operations — net of tax	(1,872)	(16,345)	(10,714)	(19,198)
lncome/(Loss) sale of discontinued ops — net of tax	10,660	—	(20,778)	—

Net income	18,771	2,734	47,838	95,623
Less: Net Income Attrib to Noncontrol interest	(2,084)	(1,676)	(6,228)	(7,040)

Net income Attributable to Diebold, Inc.	$16,687	$1,058	$41,610	$88,583

Basic weighted average shares outstanding	66,318	66,106	66,257	66,081
Diluted weighted average shares outstanding	67,057	66,651	66,867	66,492

Basic Earnings Per Share:
Income from continuing operations	$0.12	$0.27	$1.10	$1.63
lncome/(Loss) from discontinued operations	0.13	(0.25)	(0.47)	(0.29)

Net income	$0.25	$0.02	$0.63	$1.34

Diluted Earnings Per Share:
Income from continuing operations	$0.12	$0.26	$1.09	$1.62
lncome/(Loss) from discontinued operations	0.13	(0.25)	(0.47)	(0.29)

Net income	$0.25	$0.01	$0.62	$1.33

Amounts Attributable to Diebold, Inc.
Income From continuing Operations — Net of Tax	$7,899	$17,403	$73,102	$107,781
Discontinued Operations — Net of Tax	8,788	(16,345)	(31,492)	(19,198)

Net income attributable to Diebold, Inc.	$16,687	$1,058	$41,610	$88,583

DIEB0LD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN THOUSANDS)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$328,426	$241,436
Short-term investments	177,442	121,387
Trade receivables, net	330,982	447,079
Inventories	448,243	540,971
Other current assets	306,384	263,245

Total current assets	1,591,477	1,614,118

Securities and other investments	73,989	70,914
Property, plant and equipment, net	204,820	203,594
Goodwill	450,937	408,303
Other assets	249,226	241,007

Total assets	$2,570,449	$2,537,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$16,915	$10,596
Accounts payable	147,496	195,483
Other current liabilities	578,680	529,318

Total current liabilities	743,091	735,397

Long-term notes payable	540,000	594,588
Long-term liabilities	199,748	243,693
Total shareholders’ equity	1,087,610	964,258

Total liabilities and shareholders’ equity	$2,570,449	$2,537,936

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Twelve months ended December 31
	2009	2008
Cash flow from operating activities:
Net income	$47,838	$95,623
Adjustments to reconcile net income to cash provided by operating activities:
Loss on sale of discontinued operations	20,778	—
Depreciation and amortization	77,693	80,470
Impairment of asset	2,500	21,037
Share-based compensation, deferred income taxes, & other	56,510	(10,168)

Cash provided by (used in) changes in certain assets and liabilities:
Trade receivables	123,400	10,633
Inventories	76,001	(53,650)
Accounts payable	(54,193)	36,480
Certain other assets and liabilities	(49,675)	104,266

Net cash provided by operating activities	300,852	284,691

Cash flow from investing activities:
Proceeds from sale of discontinued operations	9,908	—
Payments for acquisitions, net of cash acquired	(5,364)	(4,461)
Net investment activity	(20,510)	(53,681)
Capital expenditures	(44,287)	(57,932)
Increase in certain other assets & other	(32,981)	(26,410)

Net cash used in investing activities	(93,234)	(142,484)

Cash flow from financing activities:
Dividends paid	(69,451)	(66,563)
Net repayments	(56,917)	(17,771)
Distribution of affiliates’ earnings to non-controlling interest holder & other	(6,134)	(3,355)

Net cash used in financing activities	(132,502)	(87,689)

Effect of exchange rate changes on cash	11,874	(19,416)

Increase in cash and cash equivalents	86,990	35,102
Cash and cash equivalents at the beginning of the period	241,436	206,334

Cash and cash equivalents at the end of the period	$328,426	$241,436